GGP REPORTS FIRST QUARTER 2015 RESULTS
Same Store NOI Increased 3.3%; Company EBITDA Increased 4.2%
Company FFO per Share Increased 4.9%

Chicago, Illinois, April 27, 2015 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2015.

Financial Results

For the Three Months Ended March 31, 2015
Comparable net operating income (“Same Store NOI”) increased 3.3% to $543 million from $525 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 4.2% to $502 million from $482 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 4.9% to $0.32 per diluted share from $0.31 per diluted share in the prior year period. Company FFO increased 5.8% to $309 million from $292 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense and gain from change in control of investment properties, was $631 million, or $0.66 per diluted share, as compared to net income of $124 million, or $0.13 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 95.8% at quarter end.

•
Initial rental rates for executed leases commencing in 2015 on a suite-to-suite basis increased 8.7%, or $5.01 per square foot, to $62.64 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 3.4% to $20.4 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 4.3% to $590 per square foot on a trailing 12-month basis.

•	Tenant sales (all less anchors) increased 4.1% and tenant sales (<10,000 square feet) increased 3.0% per square foot during the first quarter.

Investment Activities

On February 27, 2015, GGP sold a 25% interest in Ala Moana Center in Honolulu, Hawaii for net proceeds of $907 million. GGP received $670 million at closing and the remaining $237 million will be paid in late 2016 after substantial completion of the redevelopment.

On April 10, 2015, GGP sold an additional 12.5% interest in Ala Moana Center for net proceeds of $454 million. GGP received $335 million at closing and the remaining $119 million will be paid in late 2016 after substantial completion of the redevelopment.

On March 31, 2015, GGP acquired a 50% interest in a joint venture with Sears Holdings Corporation to own, redevelop, lease, and manage 12 Sears locations. The total purchase price was approximately $165 million.

On April 1, 2015, GGP acquired a 50% interest in a joint venture with Jeff Sutton to own 85 Fifth Avenue in New York City. The total purchase price was $88 million which was funded with $60 million of secured debt. GGP’s share of the equity is $14 million.

On April 17, 2015, GGP acquired the Crown Building located at 730 Fifth Avenue in New York City for approximately $1.775 billion which was funded with $1.25 billion of secured debt. GGP’s share of the equity is $205 million. GGP and Jeff Sutton will own, redevelop, lease and manage the retail portion of the property. Vladislav Doronin’s Capital Group and Michael Shvo will own, redevelop, lease and manage the office tower. The office tower will be redeveloped into luxury residential condominiums.

On April 27, 2015, GGP sold the office portion of 200 Lafayette in New York City for gross purchase price of approximately $125 million.

Development
The Company has development and redevelopment activities totaling approximately $2.1 billion at share, of which projects totaling approximately $0.4 billion have opened and $1 billion is under construction.

Financing Activities

Property-Level Debt
During the three months ended March 31, 2015, the Company obtained $220 million of new fixed rate debt with a term to maturity of 10.0 years and an interest rate of 3.94%.

In addition, the Company repaid $527 million of fixed rate debt. The debt had a weighted-average remaining term-to-maturity of 1.6 years, and a weighted-average interest rate of 5.2%.

The Company also obtained a $126 million ($67 million at share) construction loan at Baybrook Mall with an interest rate of LIBOR + 2.00% due in 2020.

Dividends

On February 19, 2015, the Company’s Board of Directors declared a first quarter common stock dividend of $0.17 per share payable on April 30, 2015, to stockholders of record on April 15, 2015, representing an increase of $0.02 per share or 13% growth over the dividend declared in first quarter 2014.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 1, 2015, to stockholders of record on March 16, 2015.

Guidance

Company FFO for the year ending December 31, 2015 is expected to be $1.40 to $1.46 per diluted share. Company FFO for the second quarter 2015 is expected to be $0.31 to $0.33 per diluted share. The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2015		For the three months ending June 30, 2015
	Low	High	Low	High

Company FFO per diluted share	$1.40	$1.46	$0.31	$0.33
Adjustments (1)	(0.09)	(0.09)	(0.01)	(0.01)
FFO	1.31	1.37	0.30	0.32
Depreciation, including share of joint ventures	(0.86)	(0.86)	(0.20)	(0.20)
Gains on sale of investments and other (2)	0.93	0.93	0.31	0.31
Net income attributable to common stockholders	1.38	1.44	0.41	0.43
Preferred stock dividends	0.02	0.02	0.00	0.00
Net income attributable to GGP	$1.40	$1.46	$0.41	$0.43

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

(2)	Includes the gains from the sales of 25% and 12.5% interests in Ala Moana Center.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, April 28, 2015, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 5240481.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties.  Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL STATEMENTS

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended
	March 31, 2015	March 31, 2014

Revenues:
Minimum rents	$374,112	$389,252
Tenant recoveries	177,482	181,466
Overage rents	8,815	9,821
Management fees and other corporate revenues	19,086	16,687
Other	14,648	25,659
Total revenues	594,143	622,885
Expenses:
Real estate taxes	55,987	56,916
Property maintenance costs	19,881	21,424
Marketing	4,708	5,804
Other property operating costs	76,296	85,666
Provision for doubtful accounts	3,271	2,142
Property management and other costs	42,793	44,950
General and administrative	12,446	11,599
Depreciation and amortization	175,948	171,478
Total expenses	391,330	399,979
Operating income	202,813	222,906
Interest and dividend income	8,821	6,409
Interest expense	(172,651)	(179,046)
(Loss) Gain on Foreign Currency	(22,910)	5,182
Gain from change in control of investment properties	591,245	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	607,318	55,451
Benefit from (provision for) income taxes	11,159	(3,692)
Equity in income of Unconsolidated Real Estate Affiliates	23,273	7,157
Income from continuing operations	641,750	58,916
Discontinued operations	—	72,972
Net income	641,750	131,888
Allocation to noncontrolling interests	(7,019)	(3,852)
Net income attributable to GGP	634,731	128,036
Preferred stock dividends	(3,984)	(3,984)
Net income attributable to common stockholders	$630,747	$124,052
Basic Income Per Share:
Continuing operations	$0.71	$0.06
Discontinued operations	—	0.08
Total basic income per share	$0.71	$0.14
Diluted Income Per Share:
Continuing operations	$0.66	$0.06
Discontinued operations	—	0.07
Total diluted income per share	$0.66	$0.13

FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	March 31, 2015	December 31, 2014
Assets:
Investment in real estate:
Land	$3,639,735	$4,244,607
Buildings and equipment	16,208,711	18,028,844
Less accumulated depreciation	(2,140,032)	(2,280,845)
Construction in progress	331,604	703,859
Net property and equipment	18,040,018	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,474,620	2,604,762
Net investment in real estate	21,514,638	23,301,227
Cash and cash equivalents	173,273	372,471
Accounts and notes receivable, net	624,153	663,768
Deferred expenses, net	173,909	184,491
Prepaid expenses and other assets	846,965	813,777
Assets held for disposition	94,730	—
Total assets	$23,427,668	$25,335,734
Liabilities:
Mortgages, notes and loans payable	$13,763,034	$15,998,289
Investment in and loans to/from Unconsolidated Real Estate Affiliates	36,108	35,598
Accounts payable and accrued expenses	715,313	934,897
Dividend payable	157,968	154,694
Deferred tax liabilities	8,588	21,240
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	67,000	—
Total liabilities	14,954,211	17,350,918
Redeemable noncontrolling interests:
Preferred	168,736	164,031
Common	141,679	135,265
Total redeemable noncontrolling interests	310,415	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	7,838,568	7,363,877
Noncontrolling interests in consolidated real estate affiliates	78,695	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	3,737	—
Total equity	8,163,042	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$23,427,668	$25,335,734

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Three Months Ended March 31, 2015 and 2014 (In thousands)
	Three Months Ended March 31, 2015							Three Months Ended March 31, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$374,112	$(4,090)	$108,707	$(5,198)	$473,531	$18,982	$492,513	$389,252	$(3,571)	$87,640	$(11,338)	$461,983	$14,921	$476,904
Tenant recoveries	177,482	(1,680)	49,552	(2,495)	222,859	—	222,859	181,466	(1,301)	42,420	(5,160)	217,425	—	217,425
Overage rents	8,815	(61)	3,004	(271)	11,487	—	11,487	9,821	(69)	2,254	(718)	11,288	—	11,288
Other revenue	14,648	(249)	5,862	(191)	20,070	—	20,070	25,659	(94)	3,208	(1,238)	27,535	—	27,535
Total property revenues	575,057	(6,080)	167,125	(8,155)	727,947	18,982	746,929	606,198	(5,035)	135,522	(18,454)	718,231	14,921	733,152
Property operating expenses:
Real estate taxes	55,987	(723)	13,381	(452)	68,193	(1,490)	66,703	56,916	(556)	13,536	(1,039)	68,857	(1,490)	67,367
Property maintenance costs	19,881	(124)	6,119	(146)	25,730	—	25,730	21,424	(101)	5,530	(554)	26,299	—	26,299
Marketing	4,708	(42)	2,045	(184)	6,527	—	6,527	5,804	(57)	1,750	(356)	7,141	—	7,141
Other property operating costs	76,296	(756)	23,554	(850)	98,244	(1,023)	97,221	85,666	(521)	20,477	(3,147)	102,475	(1,028)	101,447
Provision for doubtful accounts	3,271	(24)	1,552	(28)	4,771	—	4,771	2,142	1	440	(104)	2,479	—	2,479
Total property operating expenses	160,143	(1,669)	46,651	(1,660)	203,465	(2,513)	200,952	171,952	(1,234)	41,733	(5,200)	207,251	(2,518)	204,733
NOI	$414,914	$(4,411)	$120,474	$(6,495)	$524,482	$21,495	$545,977	$434,246	$(3,801)	$93,789	$(13,254)	$510,980	$17,439	$528,419
Management fees and other corporate revenues	19,086	—	—	—	19,086	—	19,086	16,687	—	—	—	16,687	—	16,687
Property management and other costs	(42,793)	183	(7,587)	23	(50,174)	—	(50,174)	(44,950)	164	(6,994)	54	(51,726)	—	(51,726)
General and administrative	(12,446)	—	(515)	—	(12,961)	—	(12,961)	(11,599)	2	(203)	—	(11,800)	—	(11,800)
EBITDA	$378,761	$(4,228)	$112,372	$(6,472)	$480,433	$21,495	$501,928	$394,384	$(3,635)	$86,592	$(13,200)	$464,141	$17,439	$481,580
Depreciation on non-income producing assets	(2,682)	—	—	—	(2,682)	—	(2,682)	(2,727)	—	—	—	(2,727)	—	(2,727)
Interest and dividend income	8,821	387	707	—	9,915	(205)	9,710	6,409	—	546	—	6,955	—	6,955
Preferred unit distributions	(2,232)	—	—	—	(2,232)	—	(2,232)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:					—							—
Mark-to-market adjustments on debt	187	(101)	382	(4)	464	(464)	—	(1,523)	(96)	370	(15)	(1,264)	1,264	—
Write-off of mark-to-market adjustments on extinguished debt	(14,872)	—	—	—	(14,872)	14,872	—	(7,380)	—	—	—	(7,380)	7,380	—
Interest on existing debt	(157,967)	1,459	(45,516)	2,283	(199,741)	—	(199,741)	(170,143)	1,107	(35,427)	3,601	(200,862)	—	(200,862)
(Loss) gain on foreign currency	(22,910)	—	—	—	(22,910)	22,910	—	5,182	—	—	—	5,182	(5,182)	—
Benefit from (provision for) income taxes	11,159	20	(102)	—	11,077	(9,061)	2,016	(3,692)	18	(94)	—	(3,768)	2,050	(1,718)
FFO from sold interests	—	—	—	4,193	4,193	130	4,323	71,300	—	207	9,614	81,121	(65,714)	15,407
	194,281	(2,463)	67,843	—	259,661	49,677	309,338	285,594	(2,606)	52,194	—	335,182	(42,763)	292,419
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	65,380	2,463	(67,843)	—	—	—	—	49,588	2,606	(52,194)	—	—	—	—
FFO	$259,661	$—	$—	$—	$259,661	$49,677	$309,338	$335,182	$—	$—	$—	$335,182	$(42,763)	$292,419

Company FFO per diluted share							$0.32							$0.31

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)
	Three Months Ended
	March 31, 2015	March 31, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$545,977	$528,419
Adjustments for minimum rents, real estate taxes and other property operating costs	(21,495)	(17,439)
Proportionate NOI	524,482	510,980
Unconsolidated Properties	(120,474)	(93,789)
NOI of sold interests	6,495	13,254
Noncontrolling interest in NOI Consolidated Properties	4,411	3,801
Consolidated Properties	414,914	434,246
Management fees and other corporate revenues	19,086	16,687
Property management and other costs	(42,793)	(44,950)
General and administrative	(12,446)	(11,599)
Depreciation and amortization	(175,948)	(171,478)
Operating income	$202,813	$222,906

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$501,928	$481,580
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(21,495)	(17,439)
Proportionate EBITDA	480,433	464,141
Unconsolidated Properties	(112,372)	(86,592)
EBITDA of sold interests	6,472	13,200
Noncontrolling interest in EBITDA of Consolidated Properties	4,228	3,635
Consolidated Properties	378,761	394,384
Depreciation and amortization	(175,948)	(171,478)
Interest income	8,821	6,409
Interest expense	(172,651)	(179,046)
(Loss) gain on foreign currency	(22,910)	5,182
Benefit from (provision for) income taxes	11,159	(3,692)
Equity in income of Unconsolidated Real Estate Affiliates	23,273	7,157
Discontinued operations	—	72,972
Gains from changes in control of investment properties	591,245	—
Allocation to noncontrolling interests	(7,019)	(3,852)
Net income attributable to GGP	$634,731	$128,036

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$309,338	$292,419
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(49,677)	42,763
Proportionate FFO	259,661	335,182
Depreciation and amortization of capitalized real estate costs	(229,869)	(215,317)
Gain from change in control of investment properties	591,245	—
Preferred stock dividends	3,984	3,984
Gains on sales of investment properties	12,021	6,299
Noncontrolling interests in depreciation of Consolidated Properties	2,035	1,662
Redeemable noncontrolling interests	(4,346)	(664)
Depreciation and amortization of discontinued operations	—	(3,110)
Net income attributable to GGP	$634,731	$128,036

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$120,474	$93,789
Net property management fees and costs	(7,587)	(6,994)
General and administrative and provisions for impairment	(515)	(203)
EBITDA	112,372	86,592
Net interest expense	(44,427)	(34,511)
Provision for income taxes	(102)	(94)
FFO of sold interests of Unconsolidated Properties	—	207
FFO of Unconsolidated Properties	67,843	52,194
Depreciation and amortization of capitalized real estate costs	(56,605)	(46,658)
Other, including gain on sales of investment properties	12,035	1,621
Equity in income of Unconsolidated Real Estate Affiliates	$23,273	$7,157